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                                                                     EXHIBIT 3.7

                          OPTIMA PETROLEUM CORPORATION

                                STOCK OPTION PLAN

                               DATED APRIL 3, 1995








Approved by the Board of
Directors as of April 3, 1995.

Approved by the
Shareholders on June 22, 1995.
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                                TABLE OF CONTENTS


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1      Definitions...................................................     1
1.2      Choice of Law.................................................     3
1.3      Headings......................................................     3

                                   ARTICLE II
                            PURPOSE AND PARTICIPATION

2.1      Purpose.......................................................     3
2.2      Participation.................................................     3
2.3      Notification of Award.........................................     4
2.4      Copy of Plan..................................................     4
2.5      Limitation....................................................     4

                                   ARTICLE III
                         TERMS AND CONDITIONS OF OPTIONS

3.1      Board to Issue Shares.........................................      4
3.2      Number of Shares..............................................      4
3.3      Term of Option................................................      5
3.4      Termination of Option.........................................      5
3.5      Exercise Price................................................      6
3.6      Additional Terms..............................................      7
3.7      Assignment of Options.........................................      8
3.8      Adjustments...................................................      8
3.9      Approvals.....................................................      8

                                   ARTICLE IV
                               EXERCISE OF OPTION

4.1      Exercise of Option............................................      8
4.2      Issue of Share Certificates...................................      8
4.3      Condition of Issue............................................      9

                                    ARTICLE V
                                 ADMINISTRATION

5.1      Administration................................................      9
5.2      Interpretation................................................      9


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                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

6.1      Prospective Amendment ........................................     9
6.2      Retrospective Amendment ......................................    10
6.3      Termination ..................................................    10
6.4      Agreement ....................................................    10


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                                STOCK OPTION PLAN

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1         Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

      (a) "Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time.

      (b) "Award Date" means the date on which the board awards a particular Option.

      (c)   "Board" means the board of directors of the Company.

      (d) "Canada Business Corporations Act" means the Canada Business Corporations Act, R.S.C. 1985, c.C-44 and any amendments thereto.

      (e) "Company" means Optima Petroleum Corporation, including its affiliates, as defined in the Canada Business Corporations Act.

      (f) "Director" means any individual holding the office of director of the Company.

      (g) "Employee" means any individual regularly employed on a full-time basis by the Company or any of its subsidiaries and such other individuals as may, from time to time, be permitted by the rules and policies of the applicable Regulatory Authorities to be granted options as employees or as an equivalent thereto.

      (h) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder.

      (i) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date.

      (j) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.5.

      (k)   "Expiry Date" means the date determined in accordance with paragraph
            3.3 and after which a particular Option cannot be exercised.
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      (l)   "Market Value" means the market value of the Company's Shares as determined in accordance with paragraph 3.5.

      (m) "Option" means an option to acquire Shares, awarded to a Director or Employee pursuant to the Plan.

      (n) "Option Certificate" means the certificate, in the form set out as Schedule "A" hereto, evidencing an Option.

      (o) "Option Holder" means a Director, Employee or Other Person, or former Director, Employee or Other Person, who holds directly or indirectly through a wholly owned holding company or registered retirement savings plan an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

      (p) "Other Persons" means other persons who provide services to the Company and who are entitled to receive options therefor pursuant to the rules of the Regulatory Authorities.

      (q)   "Plan" means this stock option plan.

      (r)   "Personal Representative" means:

            (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

            (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

      (s) "Regulatory Authorities" means all stock exchanges and other organized trading facilities on which the Company's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company.

      (t) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital stock of the Company.

1.2         Choice of Law

The Plan is established under and the provisions of the Plan shall be subject to and interpreted and construed in accordance with the laws of the Province of British Columbia.


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1.3      Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

                                   ARTICLE II

                            PURPOSE AND PARTICIPATION

2.1      Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Other Persons, to reward such of those Directors, Employees and Other Persons as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Other Persons to acquire Shares as long term investments.

2.2      Participation

The Board shall, from time to time and in its sole discretion, determine those Directors, Employees and Other Persons, if any, to whom Options are to be awarded. The Board may, in its sole discretion, grant the majority of the Options to insiders of the Company. However, in no case will the issuance of Shares under the Plan and under any proposed or existing share compensation arrangement result in:

      (a) the number of Shares reserved for issuance pursuant to Options granted:

            (i) to insiders exceeding 10% of the Company's issued and outstanding share capital; or

            (ii) to any one person exceeding 5% of the Company's issued and outstanding share capital;

      (b)   the number of Shares issued within a one year period:

            (i) to insiders exceeding 10% of the Company's issued and outstanding share capital; or

            (ii) to any one insider and its associates exceeding 5% of the Company's issued and outstanding share capital.

2.3      Notification of Award


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Following the approval by the Board of the awarding of an Option, the
Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4      Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5      Limitation

The Plan does not give any Option Holder that is:

      (a) a Director the right to serve or continue to serve as a Director of the Company;

      (b) an Employee the right to be or to continue to be employed by the Company; or

      (c) an Other Person the right to be or continue to be retained by the Company to provide services to the Company.

                                   ARTICLE III

                         TERMS AND CONDITIONS OF OPTIONS

3.1      Board to Issue Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be authorized and unissued Shares, the issuance of which shall have been authorized by the Board.

3.2      Number of Shares

Subject to adjustment as provided for in paragraph 3.7 of this Plan, the aggregate maximum number of Shares which will be available for purchase pursuant to Options granted under this Plan will not exceed 1,200,000 Shares. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which the Option expired or terminated shall again be available for the purposes of the Plan.

3.3      Term of Option

Subject to paragraph 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall be no later than the tenth anniversary of the Award Date of such Option.


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3.4      Termination of Option

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in sub-paragraphs (a) to (d) below:

      (a)   Death

            If the Option Holder should die while he or she is still entitled to exercise the Option, then the Expiry Date shall be the first anniversary of the Option Holder's date of death; or

      (b)   Ceasing to hold Office

            If the Option Holder holds his or her Option as Director of the Company and then ceases to be a Director of the Company other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company as a result of:

            (i) ceasing to meet the qualifications set forth in section 105 of the Canada Business Corporations Act;

            (ii) an ordinary resolution having been passed by the shareholders of the Company pursuant to section 109 of the Canada Business Corporations Act; or

            (iii) an order made by any Regulatory Authority having jurisdiction to so order;

            in which case the Expiry Date shall be the date the Option Holder ceases to be a Director of the Company.

      (c)   Ceasing to be Employed

            If the Option Holder holds his or her Option as an Employee of the Company and then ceases to be an Employee of the Company other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option


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            Holder ceases to be an Employee of the issuer unless the Option
            Holder ceases to be an Employee of the Company as a result of:

            (i)   termination for cause; or

            (ii) an order made by any Regulatory Authority having jurisdiction to so order;

            in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee of the Company.

      (d)   Ceasing to Provide Services

            If the Option Holder holds his or her Option as an Other Person of the Company and then ceases to provide services to the Company other than by reason of death, the Expiry Date of the Option shall be the 30th day following the date the Option Holder ceases to provide services to the Company as a result of

            (i)   termination for cause; or

            (ii) an order made by any Regulatory Authority having jurisdiction to so order;

            in which case the Expiry Date shall be the date the Option Holder ceases to provide services to the Company.

      (e)   Holding Company Ceasing to be Wholly-Owned

            If the Option Holder holds his or her Option indirectly through a wholly-owned holding company, the Expiry Date shall be the date the Option Holder ceases to wholly-own such holding company.

3.5         Exercise Price

The price at which an Option Holder may purchase a Share upon the exercise of an Option shall be as set forth in the Option Certificate issued in respect of such Option and in any event shall not be less than the Market Value of the Company's Shares as of the Award Date. The Market Value of the Company's Shares for a particular Award Date shall be determined as follows:

      (a) if the Company's Shares are listed on more than one organized trading facility, then Market Value shall be the simple average of the Market Values determined for each organized trading facility on which those Shares are listed as determined for each organized trading facility in accordance with subparagraphs (b) and (c) below;


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      (b)   for each organized trading facility on which the Shares are listed,
            Market Value will be the weighted average trading price of the Shares for those days that the Shares traded over the ten trading day period immediately preceding the Award Date;

      (c) if the Company's Shares trade on an organized trading facility outside of Canada, then the Market Value determined for that organized trading facility will be converted into Canadian dollars at a conversion rate determined by the Administrator having regard for the published conversion rates as of the Award Date;

      (d) if the Company's Shares are listed on one or more organized trading facilities but have not traded during the ten trading day period immediately preceding the Award Date, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, that value as is determined by resolution of the Board; and

      (e) if the Company's Shares are not listed on an organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable Regulatory Authorities, that value as is determined by resolution of the Board.

3.6         Additional Terms

Subject to all applicable securities laws and regulations and the rules and policies of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in a schedule attached to the Option Certificate. These terms and conditions may include, but are not necessarily limited to, the following:

      (a) providing that an Option expires on the date the Option Holder ceases to be a Director or Employee of the Company or, if an Other Person, ceases to provide services to the Company;

      (b) providing that a portion or portions of an Option vest after certain periods of time or expire after certain periods of time; and

      (c) providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile takeover bid for the Company.


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3.7     Assignment of Options

Options may not be assigned or transferred, provided that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.8     Adjustments

If, prior to the complete exercise of any Option, the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.9     Approvals

This Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

                                   ARTICLE IV

                               EXERCISE OF OPTION

4.1     Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to "Optima Petroleum Corporation" in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2     Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased and if the Option has not been completely exercised, the Administrator shall concurrently forward a new Option Certificate to the Option Holder for the balance of Shares available under the Option.


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4.3     Condition of Issue

The Options and the issue of Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of this Plan and to compliance with the applicable securities laws, regulations, rules and policies of the Regulatory Authorities. The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Company any information, report and/or undertakings required to comply with, and to fully cooperate with the Company in complying with, such laws, regulations, rules and policies.

                                    ARTICLE V

                                 ADMINISTRATION

5.1     Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator, to any Director, officer or employee of the Company or to a committee consisting of such persons such administrative duties and powers as it may see fit.

5.2     Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any personal acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

6.1     Prospective Amendment

The Board may from time to time amend the Plan and the terms and conditions of any Option to be granted and, without limitation, may make amendments for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, regulations, rules and policies provided that any such amendment shall not alter the terms or conditions of any Option


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or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.2     Retrospective Amendment

The Board may from time to time, subject to any necessary approvals of the Regulatory Authorities, retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

6.3     Termination

The Board may terminate the Plan at any time provided that any Option awarded prior to the date of such termination and the rights of the Option Holder of such Option shall continue to be governed by the provisions of the Plan.

6.4     AGREEMENT

THE COMPANY AND EVERY OPTION AWARDED HEREUNDER SHALL BE BOUND BY AND SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN. BY ACCEPTING AN OPTION GRANTED
HEREUNDER, THE OPTION HOLDER HAS EXPRESSLY AGREED WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE PLAN.


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                                  SCHEDULE "A"

                            OPTIMA STOCK OPTION PLAN

                               OPTION CERTIFICATE


This Certificate is issued pursuant to the provisions of the Optima Petroleum Corporation ("Optima") Stock Option Plan (the "Plan") and evidences that ___________________ is the holder (the "Option Holder") of an option (the "Option") to purchase up to ________ common shares (the "Shares") in the capital stock of Optima at a purchase price of $_________ per Share. Subject to the provisions of the Plan:

(a) the Award Date of this Option is _____________, 19_; and

(b) the Expiry Date of this Option is ______________, 19__.

This Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to "Optima Petroleum Corporation" in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Option Holder hereby expressly agrees with Optima to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of Optima shall prevail.

This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

The foregoing Option has been awarded this ________ day of _________ 19__.

OPTIMA PETROLEUM CORPORATION


Per:

     ___________________


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                                  SCHEDULE "B"

                            OPTIMA STOCK OPTION PLAN

                          NOTICE OF EXERCISE OF OPTION


TO:         The Administrator, Stock Option Plan
            Optima Petroleum Corporation
            Suite 600 - 595 Howe Street
            Vancouver, B.C. V6C 2T5

The undersigned hereby irrevocably gives notice, pursuant to the Optima Petroleum Corporation ("Optima") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (CROSS OUT INAPPLICABLE
ITEM):

(a) all of the Shares; or

(b) _________________ of the Shares;

which are the subject of the Option Certificate attached hereto.

The undersigned tenders herewith a certified cheque or bank draft (CIRCLE ONE) payable to "Optima Petroleum Corporation" in an amount equal to the aggregate Exercise Price of the aforesaid shares and directs Optima to issue the certificate evidencing said shares in the name of the undersigned to be mailed to the undersigned at the following address:


                        _________________________________

                        _________________________________

                        _________________________________

                        _________________________________

DATED the ________ day of __________________ 19__.

                                                  ______________________________
                                                  SIGNATURE OF OPTION HOLDER


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